                                                                    EXHIBIT 99.1

January 25, 1999

           CIAO CUCINA CORPORATION CLOSES DOWNTOWN CINCINNATI LOCATION ADVISES COURT THAT WASHINGTON, D.C. RESTAURANT WILL BE SOLD


Cincinnati -- Ciao Cucina Corporation (OTC BB:CIAO) advised the U.S. Bankruptcy Court in Cincinnati this morning that the Company has closed its downtown Cincinnati restaurant and expects to file a motion to sell its remaining restaurant located in Washington, D.C., to The Glazier Group, Inc.

The Company also advised the Court that Elliot Jablonsky has resigned as president in connection with these developments. Bridget Ringel has become Vice President of Operations. Her duties include overseeing mattes related to the Cincinnati restaurant's closing.


                                      # # #

This news release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of the future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors.